Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Data

On January 15, 2013, GSI Group Inc. and one of its wholly owned subsidiaries (collectively, the “Company” or “GSI”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with NDSSI Holdings LLC (“Holdings”) and NDS Surgical Imaging, Inc., a Delaware corporation, (together with Holdings, the “Seller”) to acquire 100% of the outstanding membership interests of NDS Surgical Imaging, LLC and 100% of the outstanding stock of NDS Surgical Imaging KK, wholly owned subsidiaries of Holdings (collectively, “NDS”) for $82.5 million in cash, subject to certain working capital adjustments. The acquisition closed on Tuesday, January 15, 2013.

The unaudited condensed consolidated pro forma information contained herein includes the unaudited financial position and results of operations of NDSSI Holdings, LLC as substantially all of the assets and liabilities were acquired by GSI as part of the acquisition. The unaudited pro forma condensed consolidated financial data is presented to give effect to GSI’s acquisition of NDS. The unaudited interim condensed consolidated pro forma balance sheet as of September 28, 2012 is based on the individual balance sheets of GSI Group Inc. as of September 28, 2012 and NDSSI Holdings, LLC as of September 30, 2012 and is prepared as if the acquisition of NDS had occurred on September 28, 2012. The unaudited condensed consolidated pro forma statement of operations for the nine months ended September 28, 2012 is based on GSI Group Inc.’s results of operations for the nine months ended September 28, 2012 and NDSSI Holdings, LLC’s results of operations for the nine months ended September 30, 2012 and are prepared as if the acquisition of NDS had occurred on January 1, 2011. The unaudited condensed consolidated pro forma statement of operations for the fiscal year ended December 31, 2011 is based on GSI Group Inc.’s results of operations and NDSSI Holdings, LLC’s results of operations for the fiscal year ended December 31, 2011 and are prepared as if the acquisition of NDS had occurred on January 1, 2011.

The pro forma condensed consolidated statements of operations reflect only pro forma adjustments expected to have a continuing impact on the combined results beyond 12 months and have not been adjusted to reflect any operating efficiencies that may be realized by GSI as a result of the acquisition. GSI expects to incur certain charges and expenses related to integrating the operations of GSI and NDS. GSI is assessing the combined operating structure, business processes, facilities and other assets of these businesses and is developing a combined strategic operating plan. The objective of this plan will be to enhance productivity and efficiency of the combined operations. The nature of any integration-related charges and expenses may include provisions for severance and related costs, facility closures and other charges identified in connection with the development and implementation of the plan. The unaudited pro forma condensed consolidated statements of operations do not reflect such charges and expenses.

The unaudited pro forma condensed consolidated financial data are for illustrative purposes only, are hypothetical in nature and do not purport to represent what our results of operations, balance sheet or other financial information would have been if the acquisition had occurred as of the dates indicated. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable, including an allocation of the purchase price based on an estimate of fair value and excluding certain non-recurring charges as disclosed. These estimates are preliminary and are based on information currently available and could change significantly. The unaudited pro forma condensed consolidated financial data and accompanying notes should be read in conjunction with the historical consolidated financial statements, including the related notes, of GSI included in our annual report on Form 10-K for the year ended December 31, 2011 and our quarterly report on Form 10-Q for the nine-month period ended September 28, 2012 and of NDS included in Exhibits 99.1 and 99.2 to this current report on Form 8-K/A.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS

(in thousands of U.S. dollars)

	Historical		Pro forma adjustments		Pro forma consolidation
	GSI Group Inc. September 28, 2012	NDSSI Holdings, LLC. September 30, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$52,863	$3,750	$(82,500	)(a)	$34,113
			60,000	(b)
Accounts receivable	48,421	11,585	—		60,006
Income taxes receivable	22,588	—	—		22,588
Inventories	53,431	12,137	690	(c)	66,258
Deferred tax assets	5,468	21	—		5,489
Prepaid expenses and other current assets	4,859	1,687	—		6,546
Asset of discontinued operations	27,396	—	—		27,396

Total current assets	215,026	29,180	(21,810)		222,396
Property, plant and equipment, net	32,630	2,840	516	(d)	35,986
Deferred tax assets	1,613	—	—		1,613
Other assets	6,510	1,049	—		7,559
Intangible assets, net	41,470	16,605	(16,605	)(e)	77,488
			36,018	(f)
Goodwill	44,578	38,728	(38,728	)(g)	71,516
			26,938	(h)

Total assets	$341,827	$88,402	$(13,671)		$416,558

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$10,000	$63,228	$(63,228	)(i)	$10,000
Redeemable Series D preferred stock	—	6,185	(6,185	)(j)	—
Accounts payable	19,630	6,189	—		25,819
Income taxes payable	2,214	119	—		2,333
Deferred revenue	895	723	(347	)(k)	1,271
Deferred tax liabilities	111	—	—		111
Accrued expenses and other current liabilities	19,309	4,845	(1,200	)(l)	24,266
			(462	)(m)
			1,774	(y)
Liabilities of discontinued operations	9,688	144	—		9,832

Total current liabilities	61,847	81,433	(69,648)		73,632

Long-term debt	37,500	—	60,000	(b)	97,500
Deferred tax liabilities	8,989	3,363	(3,363	)(n)	13,302
			4,313	(o)
Income taxes payable	9,019	—	—		9,019
Other liabilities	5,381	898	(491	)(k)	5,788

Total liabilities	122,736	85,694	(9,189)		199,241
Total stockholders’ equity	219,091	2,708	(4,482	)(p)	217,317

Total liabilities and stockholders’ equity	$341,827	$88,402	$(13,671)		$416,558

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars or shares, except per share amounts)

	Historical		Pro forma adjustments		Pro forma consolidation
	GSI Group Inc. Year Ended December 31, 2011	NDSSI Holdings, LLC Year Ended December 31, 2011
Sales	$304,296	$83,118	$(344	)(t)	$387,070
Cost of goods sold	171,196	47,174	2,089	(q)	220,459

Gross profit	133,100	35,944	(2,433)		166,611
Operating expenses:
Research and development and engineering	23,454	8,425	—		31,879
Selling, general and administrative	67,877	25,971	(4,062	)(r)	89,170
			(616	)(s)
Amortization of purchased intangible assets	3,515	—	4,390	(u)	7,905
Restructuring, restatement related costs, post-emergence fees and other	2,406	—	—		2,406

Total operating expenses	97,252	34,396	(288)		131,360
Income (loss) from operations	35,848	1,548	(2,145)		35,251
Interest expense, net	(12,977)	(10,253)	10,253	(v)	(14,450)
			(1,473	)(w)
Foreign exchange transaction (losses) gains, net	172	—	—		172
Other income (expense), net	1,177	—	—		1,177

Income (loss) from continuing operations before income taxes	24,220	(8,705)	6,635		22,150
Income tax provision	2,544	247	1,659	(x)	4,450

Income (loss) from continuing operations, net of tax	21,676	(8,952)	$4,976		$17,700
Less: Net (income) attributable to the noncontrolling interest	(28)	—	—		(28)

Income (loss) from continuing operations	$21,648	$(8,952)	$4,976		$17,672

Earnings per common share from continuing operations
Basic	$0.65				$0.53
Diluted	$0.64				$0.53
Weighted average common shares outstanding - Basic	33,481				33,481
Weighted average common shares outstanding - Diluted	33,589				33,589

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars or shares, except per share amounts)

	Historical		Pro forma adjustments		Pro forma consolidation
	GSI Group Inc. Nine Months Ended September 28, 2012	NDSSI Holdings, LLC Nine Months Ended September 30, 2012
Sales	$205,085	$62,502	$(187	)(t)	$267,400
Cost of goods sold	117,884	34,981	1,325	(q)	154,190

Gross profit	87,201	27,521	(1,512)		113,210
Operating expenses:
Research and development and engineering	16,933	6,080	—		23,013
Selling, general and administrative	49,174	16,599	(2,913	)(r)	62,365
			(495	)(s)
Amortization of purchased intangible assets	1,988	—	2,467	(u)	4,455
Restructuring, restatement related costs, post-emergence fees and other	7,396	—	—		7,396

Total operating expenses	75,491	22,679	(941)		97,229
Income (loss) from operations	11,710	4,842	(571)		15,981
Interest expense, net	(2,143)	(7,796)	7,796	(v)	(3,248)
			(1,105	)(w)
Foreign exchange transaction (losses) gains, net	(957)	17	—		(940)
Other income (expense), net	399	—	—		399

Income (loss) from continuing operations before income taxes	9,009	(2,937)	6,120		12,192
Income tax provision	1,410	339	1,530	(x)	3,279

Income (loss) from continuing operations, net of tax	7,599	(3,276)	4,590		8,913
Less: Net (income) attributable to the noncontrolling interest	(45)	—	—		(45)

Income (loss) from continuing operations	$7,554	$(3,276)	$4,590		$8,868

Earnings per common share from continuing operations
Basic	$0.22				$0.26
Diluted	$0.22				$0.26

Weighted average common shares outstanding - Basic	33,755				33,755
Weighted average common shares outstanding - Diluted	33,914				33,914

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Business Acquisition

Pursuant to the terms of the Purchase Agreement, GSI acquired 100% of the outstanding membership interests of NDS Surgical Imaging, LLC and 100% of the outstanding stock of NDS Surgical Imaging KK, wholly owned subsidiaries of Holdings (collectively, “NDS”). The total purchase price was $82.5 million in cash, subject to customary working capital adjustments.

For purposes of this pro forma presentation, the total purchase price has been allocated to tangible assets, identifiable intangible assets and assumed liabilities based on their estimated fair values as of September 28, 2012. The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities will be recorded as goodwill. Our estimates and assumptions in determining the estimated fair values of certain assets and liabilities are subject to change within the measurement period (up to one year from the acquisition date). The purchase price will remain preliminary until the Company’s advisors complete a valuation of inventories, significant identifiable intangible assets acquired, and other assets and liabilities acquired. The final amounts allocated to assets and liabilities acquired will be based on assets acquired and liabilities assumed as of the closing date of the acquisition and could differ significantly from the amounts presented in these unaudited pro forma condensed consolidated financial statements. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed based on our preliminary purchase price allocation (in thousands):

Estimated Purchase Price Allocation

Accounts receivable	$11,585
Inventory	12,827
Property and equipment	3,356
Intangible assets	36,018
Other assets	6,507
Goodwill	26,938

Total assets acquired	97,231

Accounts payable	6,189
Accrued expenses	3,183
Deferred tax liabilities	4,313
Other liabilities assumed	1,046

Total liabilities assumed	14,731

Total net assets acquired	$82,500

The amounts allocated to identifiable intangible assets have been attributed to the following categories based on our preliminary valuation:

Developed technologies	$6,607
Tradenames and trademarks	7,472
Customer relationships	20,703
Backlog	1,236

Total acquired intangible assets, net	$36,018

The identifiable intangible assets, other than goodwill, will be amortized over their estimated useful lives ranging from one to eighteen years in proportion to the anticipated economic benefits attributable to them. Estimated amortization expense for each of the five succeeding years and thereafter as of September 28, 2012, is as follows (in thousands):

2013	$6,479
2014	5,055
2015	4,113
2016	3,279
2017	2,578
thereafter	14,514

Total acquired intangible assets, net	$36,018

Net tangible assets consist of the fair values of tangible assets less the fair values of assumed liabilities and obligations. Except for inventory, property and equipment, deferred revenue, and deferred taxes, net tangible assets were valued at their respective carrying amounts recorded by NDS as the Company believes that their carrying value approximated their fair values at the acquisition date.

2.	Pro Forma Adjustments

The following describes the pro forma adjustments related to the acquisition made in the accompanying unaudited pro forma condensed consolidated balance sheet as of September 28, 2012 and the unaudited condensed consolidated statements of operations for the fiscal year ended December 31, 2011 and the nine months ended September 28, 2012:

(a)	To record the cash paid for the acquisition.

(b)	To record the additional $60.0 million borrowed under the GSI revolving credit facility to fund the NDS acquisition. The revolving credit facility matures in December 2017 and is therefore included as a long-term obligation in the pro forma condensed consolidated balance sheet.

(c)	To record the estimated fair value adjustment to the carrying value of NDS inventories in purchase accounting. The related amortization expense has not been included as an adjustment to cost of sales in the pro forma statements of operations because its impact is not expected to extend beyond the next twelve months.

(d)	To record the estimated fair value adjustment to the carrying value of NDS property and equipment in purchase accounting. The related depreciation expense has not been included as an adjustment to operating expenses in the pro forma statements of operations because its impact is not expected to be material over the next twelve months.

(e)	To eliminate the intangible asset balance, net of accumulated amortization, from the NDS historical consolidated balance sheet.

(f)	To record the estimated fair value of acquired identifiable intangible assets.

(g)	To eliminate the goodwill balance from the NDS historical consolidated balance sheet.

(h)	To record the estimated fair value of goodwill acquired, estimated as the difference between the purchase price of $82.5 million and the estimated fair value of identifiable assets and liabilities.

(i)	To eliminate the current portion of long term debt of NDS. NDS debt was not acquired by GSI.

(j)	To eliminate the outstanding redeemable Series D preferred stock from the NDS historical consolidated balance sheet.

(k)	To adjust the carrying values of NDS deferred revenues to fair value in purchase accounting.

(l)	To eliminate the accrued management fees payable to the former owners of NDS.

(m)	To eliminate the accrued interest payable on the current portion of long-term debt of NDS.

(n)	To eliminate the deferred tax liabilities related to the estimated fair value adjustments from historical acquisitions made by NDS.

(o)	To record the estimated deferred tax liabilities in connection with fair value adjustments in purchase accounting for the NDS acquisition.

(p)	To eliminate NDS historical stockholders’ equity account balances in purchase accounting and acquisition-related transaction costs within accumulated deficit.

(q)	To record estimated amortization expense associated with acquired developed technologies. Developed technologies will be amortized over its estimated useful life of 7 years based on the anticipated economic benefits attributable to the developed technologies.

(r)	To eliminate amortization expense included in the NDS historical consolidated statements of operations.

(s)	To eliminate management fee expense charged by NDS’s former private-equity owner as reported in the NDS historical consolidated financial statements.

(t)	To record the amortization of estimated deferred revenue fair value adjustments as a reduction of sales.

(u)	To recognize estimated amortization expense associated with acquired intangible assets, including trademarks and tradenames, customer relationships and backlog. These assets are expected to be amortized over their estimated useful lives which range from 1 year to 18 years based on the anticipated economic benefits attributable to them.

(v)	To eliminate interest expense, net, associated with NDS debt obligations which were not assumed by GSI as part of the acquisition.

(w)	To recognize estimated interest expense on the $60.0 million incremental borrowings from GSI’s revolving credit facility borrowed to fund a portion of the NDS acquisition. The pro forma adjustment is computed using an annualized rate of LIBOR plus 225 basis points, or 2.45%, which was the weighted average interest rate in effect for borrowings under GSI’s amended and restated credit agreement as of January 15, 2013.

(x)	To recognize the estimated tax effect of the pro forma adjustments for each of the periods presented using a statutory tax rate of approximately 25% for both the fiscal year ended December 31, 2011 and nine months ended September 28, 2012.

(y)	To record transaction costs incurred by GSI after September 28, 2012.